EXHIBIT 24(a)
POWER OF ATTORNEY
THE SHERWIN-WILLIAMS COMPANY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and/or officers of The Sherwin-Williams Company, an Ohio corporation (the “Company”), hereby constitutes and appoints each of C.M. Connor, S.P. Hennessy and C.M. Kilbane, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Exchange Act of 1934 the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, with any and all amendments, supplements and exhibits thereto, and any and all other documents in connection therewith, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of this 12th day of February, 2013.

Signature	Title
/s/ C. M. Connor	Chairman and Chief Executive Officer, Director (Principal Executive Officer)
C. M. Connor
/s/ S. P. Hennessy	Senior Vice President - Finance and Chief Financial Officer (Principal Financial Officer)
S. P. Hennessy
/s/ A. J. Mistysyn	Vice President - Corporate Controller (Principal Accounting Officer)
A. J. Mistysyn
/s/ A. F. Anton	Director
A. F. Anton
/s/ D. F. Hodnik	Director
D. F. Hodnik
/s/ T. G. Kadien	Director
T. G. Kadien
/s/ R. J. Kramer	Director
R. J. Kramer
/s/ S. J. Kropf	Director
S. J. Kropf
/s/ A. M. Mixon, III	Director
A. M. Mixon, III
/s/ R. K. Smucker	Director
R. K. Smucker
/s/ J. M. Stropki	Director
J. M. Stropki